AMENDMENT NO. 1 TO THE
SECOND AMENDED AND RESTATED ADVISORY AGREEMENT
This AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”), dated as of the 24th day of March, 2026, is by and between Principal Credit Real Estate Income Trust, a Maryland statutory trust (the “Trust”), and Principal Real Estate Investors, LLC, a Delaware limited liability company (the “Adviser”).
W I T N E S S E T H
WHEREAS, the Trust and the Adviser entered into that certain Second Amended and Restated Advisory Agreement, dated August 8, 2025 (the “Agreement”), whereby the Adviser agreed to provide certain advisory services to the Trust as more specifically provided therein; and
WHEREAS, as set forth in Section 21(b) of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:
1.DEFINITIONS; REFERENCES.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after the date hereof, refer to the Agreement as amended hereby.
2.AMENDMENT TO THE AGREEMENT.
(a) Section 11(e) of the Agreement is hereby deleted and replaced in its entirety with the following:
“(e) Notwithstanding the foregoing, all Organization and Offering Expenses (other than Upfront Sales Loads and Shareholder Servicing Fees) paid by the Adviser through May 31, 2026 shall be reimbursed by the Trust to the Adviser in 60 equal monthly installments commencing on March 3, 2027.”
(b) Section 11(f) of the Agreement is hereby deleted and replaced in its entirety with the following:
“(f) Notwithstanding the foregoing, all costs and expenses of the Trust contemplated by Section 11(b) above (excluding Organization and Offering Expenses) paid by the Adviser through May 31, 2026 shall be reimbursed by the Trust to the Adviser in 60 equal monthly installments commencing on March 3, 2027.”

3.ENTIRE AGREEMENT.
Except as amended by this Amendment, the Agreement remains unaltered and in full force and effect. The Agreement, as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.
4.COUNTERPARTS.
This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Advisory Agreement as of the date first written above.
Principal Credit Real Estate Income Trust

By:	/s/ Anne Cook
Name:	Anne Cook
Title:	Counsel and Secretary
Principal Real Estate Investors, LLC

By:	/s/ John T. Berg
Name:	John T. Berg
Title:	Senior Managing Director, Global Head of Private Real Estate

By:	/s/ Anne Cook
Name:	Anne Cook
Title:	Associate General Counsel